UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2024

Certara, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39799	82-2180925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Radnor Corporate Center
Suite 350
Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

(415) 237-8772

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CERT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to the Credit Agreement

On June 26, 2024 (the “Closing Date”), Certara USA, Inc. (the “Co-Borrower”), an indirect subsidiary of Certara, Inc. (the “Company”), Certara Holdings, Inc. (“Certara Holdings”), Certara Holdco, Inc. (the “Parent Borrower” and, together with the Co-Borrower, the “Borrowers”), Certara Intermediate, Inc. (“Holdings”) and certain other wholly-owned subsidiaries of the Borrowers entered into a Fifth Amendment (the “Amendment”) with the financial institutions party thereto and Bank of America, N.A., as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement (as amended by the First Amendment thereto, dated as of January 24, 2018, the Second Amendment thereto, dated as of April 3, 2018, the Third Amendment thereto, dated as of June 17, 2021, the LIBOR Transition Amendment thereto, dated as of June 26, 2023, and as further amended by the Amendment thereto, the “Credit Agreement”), dated as of August 15, 2017, among the Borrowers, Holdings, Certara Holdings (f/k/a EQT Avatar Holdings, Inc.), certain wholly-owned subsidiaries of the Borrowers, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and Bank of America, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement or Amendment, as applicable.

The Amendment provides for, among other things, (i) the extension of the termination date applicable to the Revolving Credit Commitments under the Credit Agreement to June 26, 2029 and (ii)  the extension of the maturity date applicable to the term loans under the Credit Agreement to June 26, 2031. Such modifications were implemented through the establishment of a Replacement Revolving Facility (as defined in the Credit Agreement) and borrowings of an Incremental Term Loan (as defined in the Credit Agreement) and Replacement Term Loans (as defined in the Credit Agreement) (the Incremental Term Loan and Replacement Term Loans, together, the “Term Loans”), as applicable, under the Credit Agreement.

In addition to extending the maturity of the credit facilities, the Amendment’s pricing terms are expected to reduce the Company’s cost of borrowing and allow for interest expense savings, as compared to prior terms under the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the election of the Borrowers, either (i) the Term SOFR rate, with a floor of 0.00% plus an applicable margin rate of 3.00% for the Term Loans and between 3.50% and 2.75% for loans under the Revolving Facility, depending on the applicable first lien leverage ratio or (ii) an Alternate Base Rate (“ABR”), with a floor of 1.00%, plus an applicable margin rate of 2.00% for the Term Loans or between 2.50% and 1.75% for loans under the Revolving Facility, depending on the applicable first lien leverage ratio. The ABR is determined as the greatest of (a) the prime rate, (b) the federal funds effective rate, plus 0.50% and (iii) the Term SOFR rate plus 1.00%.

Additionally, the Borrowers continue to be obligated to pay under the Revolving Facility (i) a commitment fee of between 0.50% and 0.25% per annum of the unused amount of the Revolving Facility, depending on the applicable first lien leverage ratio, (ii) customary letter of credit issuance and participation fees, and (iii) other customary fees and expenses of the letter of credit issuers.

The Term Loans were funded in full on the Closing Date and were applied by the Company to refinance the Existing Term Loans (as defined in the Amendment) previously outstanding under the Credit Agreement.

Except as otherwise described above, the Revolving Facility and Term Loans are subject to substantially similar terms currently relating to guarantees, collateral, mandatory prepayments and covenants that are applicable to the Company’s Revolving Facility and Term Loans under the Credit Agreement prior to giving effect to the Amendment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Fifth Amendment (the “Amendment”), dated as of June 26, 2024, among Certara Holdings, Inc. (“Certara Holdings”), Certara Holdco, Inc. (the “Parent Borrower”), Certara USA, Inc. (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers”), Certara Intermediate, Inc. (“Holdings”), and certain other wholly-owned subsidiaries of the Borrowers, Bank of America, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated as of August 15, 2017, among Certara Holdings (f/k/a EQT Avatar Holdings, Inc.), Holdings, the Borrowers, certain wholly-owned subsidiaries of the Borrowers, the financial institutions from time to time party thereto (including the financial institutions party to the Amendment, the “Lenders”), the issuing banks named therein and Bank of America, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 26, 2024	CERTARA, INC.
(Registrant)

		By:	/s/ Daniel Corcoran
Daniel Corcoran
Senior Vice President and General Counsel